UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Section 240.14a-12

Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11.

OAK BROOK, IL 60523 D90119-P77413 You invested in INLAND REAL ESTATE INCOME TRUST, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an

Inland Income Trust Annual Report and Proxy Statement Available on the Company’s Website Soon Dear Broker Dealer Partner, Inland Real Estate Income Trust, Inc.’s (Inland Income Trust or the Company) definitive proxy materials have been filed with the SEC and will be available through the Company’s website in the near future. You will receive an email when the materials are available on the Company’s website and stockholders can vote. Your advisors will receive a similar communication shortly thereafter. These emails will also include helpful links to: Annual Report Proxy Statement Sample Proxy Card We appreciate your continued support. Questions? Please contact your Inland Investments’ Broker Dealer Relations team for more information. Click here to locate your relationship manager. View SEC Filings

For Institutional Use Only. Not for distribution to the public. This is neither an offer to sell nor a solicitation of an offer to buy securities. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement is expected to be disseminated to stockholders of the Company via a Notice of Internet Availability starting on or about August 15, 2023. Investors and security holders are also able to obtain free copies of the proxy statement and other documents filed by the Company with the SEC through the SEC’s web site at https://www.sec.gov. Participants in the Solicitation The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2023 annual meeting of stockholders (the “Annual Meeting”). Information about the directors and executive officers of the Company, including a description of their direct and indirect interests in matters to be acted upon, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement for its Annual Meeting, which has been filed with the SEC, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 23, 2023. Important Note Regarding Risks and Forward-Looking Statements: Certain statements in this communication and the related webinar and 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “may,” “could,” “should,” “expect,” “intend,” “plan,” “goal,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “variables,” “potential,” “continue,” “expand,” “maintain,” “create,” “strategies,” “likely,” “will,” “would” and variations of these terms and similar expressions indicate forward-looking statements. These forward-looking statements reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not factual or guarantees of future performance, and we caution stockholders not to place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to those in the Risk Factors section in our most recent Annual Report on Form 10-K and in subsequent filings on Form 10-Q as filed with the Securities and Exchange Commission and made available on our website. Forward-looking statements reflect our management’s view only as of the date of these communications and may ultimately prove to be incorrect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results except as required by applicable law. We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act. The Inland name and logo are registered trademarks being used under license. This material has been distributed by Inland Securities Corporation, member FINRA/SIPC, dealer manager for Inland Income Trust. Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, IL 60523

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